Exhibit 10.1

FORM OF

STOCK GRANT AGREEMENT

FOR NON-EMPLOYEE DIRECTORS

INSIGNIA SYSTEMS, INC.

2013 OMNIBUS STOCK AND INCENTIVE PLAN

You have been granted shares of the Company, subject to the terms and conditions of the Company’s 2013 Omnibus Stock and Incentive Plan (the “Plan”) and the Stock Grant Agreement set forth below, as follows:

Name:

Date of Grant:	, 20

Total number of Shares:	Shares of Common Stock(1)

Price per share:	$ [Fair Market Value on Date of Grant]

THIS AGREEMENT, made effective as of this       day of                       , 20    , by and between Insignia Systems, Inc., a Minnesota corporation (the “Company”), and                              (“Director”).

W I T N E S S E T H:

WHEREAS, the Company wishes to grant to Director, a non-employee director of the Company or one of its Subsidiaries, shares of the Company’s Common Stock pursuant to the Company’s 2013 Omnibus Stock and Incentive Plan (the “Plan”); and

WHEREAS, the Compensation Committee of the Board of Directors (“Committee”) has authorized the grant of shares to Director;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

1.                                      Grant of Shares. Insignia Systems, Inc., a Minnesota corporation (together with all successors thereto, the “Company”), hereby grants to the Director, who is not an employee of the Company, the number of shares indicated above (the “Shares”) of the Company’s common stock, $.01 par value (the “Common Stock”), at the per Share price specified above, which shall be the Fair Market Value on the date of grant (the “Price”), subject to the terms and conditions set forth in this Stock Grant Agreement (the “Agreement”) and in the Company’s 2013 Omnibus Stock and Incentive Plan, as may be amended from time to time (the “Plan”). All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Plan.

2.                                      Acceptance. Your execution of this Agreement will indicate your acceptance of and your willingness to be bound by its terms.

(1)  Per Section 4(d)(iv) of the Plan, non-employee directors may not be granted Awards in the aggregate that exceed 25% of Shares available under the Plan.

3.                                      This Grant Subject to Plan. The Share grant evidenced by this Agreement is granted pursuant to the Plan, a copy of which Plan has been made available to Director and is hereby incorporated into this Agreement. This Agreement is subject to and in all respects limited and conditioned as provided in the Plan.  The Plan governs this grant and, in the event of any questions as to the construction of this Agreement or in the event of a conflict between the Plan and this Agreement, the Plan shall govern, except as the Plan otherwise provides.

4.              Securities and Tax Matters.

a.                                      Securities Law Compliance. Director hereby agrees that all Common Stock to be acquired pursuant to this grant (i) shall be held until such time as the Common Stock, in the opinion of Company counsel, is registered and freely tradable under applicable state and federal securities laws, and (ii) will be held for Director’s own account without a view to any further distribution thereof and that such shares will be not transferred or disposed of except in compliance with applicable state and federal securities laws.

b.                                      Stock Legend. The Board may require that the certificates or evidence for the Shares of Common Stock granted to Director in connection with this Agreement shall bear an appropriate legend to reflect the restrictions of Section 4(a) of this Agreement.

c.                                       Tax Consequences. You acknowledge that there are tax consequences that may be adverse to you with respect to this grant of Shares and that you should consult a tax adviser. The Company makes no representations with respect to tax consequences.

5.              Miscellaneous.

a.                                      Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

b.                                      Governing Law. This Agreement and all rights and obligations hereunder shall be construed in accordance with the Plan and governed by the laws of the State of Minnesota.

c.                                       Entire Agreement. This Agreement and the Plan set forth the entire agreement and understanding of the parties hereto with respect to the grant of the Shares hereunder and the administration of the Plan and supersede all prior agreements, arrangements, plans and understandings relating to the grant of the Shares hereunder and the administration of the Plan.

d.                                      Amendment and Waiver. This Agreement may be amended, waived, modified or canceled by the Committee at any time, provided that all such amendments, waivers, modifications or cancellations shall comply with and not be prohibited by the provisions of the Plan, and any amendment, waiver, modification or cancellation that has an adverse effect on your rights under this Agreement shall be with your consent in a written instrument executed by you and the Company.

e.                                       Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

INSIGNIA SYSTEMS, INC.

By:

Its:

DIRECTOR:
[Printed Name]

[Signature]